                                                                    EXHIBIT 99.4

     THIRD SUPPLEMENTAL INDENTURE, dated as of January 5, 2001, to the Indenture dated as of September 15, 1991, as supplemented by the First Supplemental Indenture, dated as of June 21, 1999 and the Second Supplemental Indenture, dated as of November 15, 2000 (as supplemented, the "Indenture"), among Joseph
E. Seagram & Sons, Inc., a corporation duly organized and existing under the laws of the State of Indiana (the "Company"), The Seagram Company Ltd., a corporation duly organized and existing under the laws of Canada (the "Guarantor"), and The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company, the Guarantor and the Trustee have heretofore executed and delivered the Indenture and the Company has issued pursuant to the Indenture the 8.00% Senior Quarterly Income Debt Securities due 2038 (the "QUIDS");

     WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may, with the consent of the holders representing at least a majority of the outstanding principal amount of the QUIDS affected thereby, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture with respect to the QUIDS;

     WHEREAS, the Company has offered to purchase for cash all of the outstanding QUIDS upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation, dated November 30, 2000, as the same may be amended, supplemented or modified (the "Offer");

     WHEREAS, the Offer is conditioned upon, among other things, certain proposed amendments to the QUIDS and the Indenture (the "Proposed Amendments") having been approved by at least a majority in outstanding principal amount of the QUIDS (and a supplemental indenture in respect thereof having been executed and delivered), with the effectiveness of such Proposed Amendments with respect to the QUIDS being subject only to the acceptance for payment by the Company pursuant to the Offer of QUIDS representing a majority in aggregate principal amount of the outstanding QUIDS (the "Acceptance");

     WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments with respect to the QUIDS under the Indenture;

     WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree as follows:

                                  ARTICLE ONE

SECTION 1.01.  Definitions.

     Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                  ARTICLE TWO

SECTION 2.01.  Elimination of Certain Definitions in Article One.

     Effective upon, and subject only to, the Acceptance, Section 101 of the Indenture is amended by deleting the definitions "Consolidated Net Worth of the Guarantor and its subsidiaries" and "Lien" contained therein in their entirety.

SECTION 2.02.  Elimination of Certain Provisions of Article Three.

     Effective upon, and subject only to, the Acceptance, Section 301 of the Indenture is amended by deleting the text of Section 301(13) thereof in its entirety and inserting in lieu thereof the phrase ["intentionally omitted]."

SECTION 2.03.  Elimination of Certain Provisions of Article Four.

     Effective upon, and subject only to, the Acceptance, Section 401 of the Indenture is amended by

     (a) inserting the word "and" before numeral "(iii)" in Section 401(a)(1)(A) and deleting the following text from such Section:

          "and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 1003;" and

     (b) deleting the text of Section 401(a)(5) thereof in its entirety and inserting in lieu thereof the phrase ["intentionally omitted]."

SECTION 2.04.  Elimination of Certain Provisions of Article Five.

     Effective upon, and subject only to, the Acceptance, Section 501 of the Indenture is amended by deleting the text of Sections 501(4) and 501(5) thereof in their entirety and inserting in lieu thereof the phrase "[intentionally omitted]";

SECTION 2.05.  Elimination of Certain Provisions of Article Seven.

     Effective upon, and subject only to the Acceptance, Section 704 of the Indenture is amended by deleting the text of this Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]";

SECTION 2.06.  Elimination of Certain Provisions of Article Eight.

     Effective upon, and subject only to, the Acceptance, Sections 801 and 802 of the Indenture are amended by deleting the text of such Sections in their entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

SECTION 2.07.  Elimination of Certain Provisions of Article Ten.

     (a) Effective upon, and subject only to, the Acceptance, Section 1003 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

     (b) Effective upon, and subject only to, the Acceptance, Section 1004 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

     (c) Effective upon, and subject only to, the Acceptance, Section 1005 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".
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     (d) Effective upon, and subject only to, the Acceptance, Section 1006 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

     (e) Effective upon, and subject only to, the Acceptance, Section 1008 of the Indenture is amended by:

          (i) deleting the phrase "Section 801, Section 1006 and any other covenant not set forth herein and" from the third and fourth lines of the first paragraph thereof and inserting in lieu thereof the words "any covenant";

          (ii) deleting the phrase "and no Event of Default under Section 501(4) or Section 501(5) or event which with the giving of notice or lapse of time or both, would become an Event of Default under Section 501(4) or Section 501(5) shall have occurred and be continuing on the 91st day after such date" beginning on the fourth line of clause (2) thereof; and

          (iii) deleting the phrase "Section 801, Section 1006 and any other covenant not set forth herein and" from the second and third lines of the last paragraph thereof and inserting in lieu thereof the words "any covenant".

                                 ARTICLE THREE

SECTION 3.01.  Continuing Effect of Indenture.

     Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the QUIDS outstanding thereunder shall remain in full force and effect.

SECTION 3.02.  Construction of Supplemental Indenture.

     The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.03.  Trust Indenture Act Controls.

     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 3.04.  Trustee Disclaimer.

     The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.05.  Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          JOSEPH E. SEAGRAM & SONS, INC.

[Seal]
                                          By /s/ JOHN R. PRESTON
                                                  ------------------------------
                                             Title: Senior Vice President

                                          By /s/ DANIEL R. PALADINO
                                             ------------------------------
                                             Title: Executive Vice President

Attest:
/s/ TODD HULLIN
------------------------------
Title: Executive Vice President,
Corporate Communication & Public Policy

                                          THE SEAGRAM COMPANY LTD.

[Seal]
                                          By /s/ DANIEL R. PALADINO
                                                  ------------------------------
                                             Title: Executive Vice President

                                          By /s/ JOHN R. PRESTON
                                                  ------------------------------
                                             Title: Senior Vice President

Attest:
/s/ TODD HULLIN
------------------------------
Title: Executive Vice President,
Corporate Communication & Public Policy

                                          THE BANK OF NEW YORK,
                                            as Trustee
[Seal]
                                          By /s/ JULIE SALOVITCH-MILLER
                                                  ------------------------------
                                             Title: Vice President
Attest:
/s/ TERENCE RAWLINS
------------------------------
Title: Assistant Vice President

STATE OF NEW YORK
                                    SS.:
COUNTY OF NEW YORK

     On the 5th day of January, 2001, before me personally came John R. Preston, to me known, who, being by me duly sworn, did depose and say that he/she resides in Westport, Connecticut; that he/she is Senior Vice President of Joseph E. Seagram & Sons, Inc., one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

                                          /s/ DEBRA FORD
                                          --------------------------------------
                                          Notary Public, Debra Ford

STATE OF NEW YORK
                                    SS.:
COUNTY OF NEW YORK

     On the 5th day of January, 2001, before me personally came Daniel R. Paladino, to me known, who, being by me duly sworn, did depose and say that he/she resides in New York, New York; that he/she is Executive Vice President of The Seagram Company Ltd., one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

                                          /s/ DEBRA FORD
                                          --------------------------------------
                                          Notary Public, Debra Ford

STATE OF NEW YORK
         -----------------
                                    SS.:
COUNTY OF NEW YORK
          ----------------

     On the 5th day of January, 2001, before me personally came John R. Preston, to me known, who, being by me duly sworn, did depose and say that he/she resides in Westport, Connecticut; that he/she is Senior Vice President of The Seagram Company Ltd., one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

                                          /s/ DEBRA FORD
                                          --------------------------------------
                                          Notary Public, Debra Ford
                                          ------------------------------

STATE OF NEW YORK
         -----------------
                                    SS.:
COUNTY OF NEW YORK
          ----------------

     On the 5th day of January, 2001, before me personally came Daniel R. Paladino, to me known, who, being by me duly sworn, did depose and say that he/she resides in New York, New York; that he/she is Executive Vice President of The Seagram Company Ltd., one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that one of the seals affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

                                          /s/ DEBRA FORD
                                          --------------------------------------
                                          Notary Public, Debra Ford
                                          -------------------------------